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                                                                  Exhibit 23.02

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-40188, 333-66260 and 333-85363) of OneSource Information Services, Inc. of our reports dated January 28, 2004, except for
Note 15, as to which the date is March 1, 2004 relating to the consolidated financial statements and financial statement schedule, which appear in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
March 29, 2004